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                                                                    Exhibit 10.7


                                   CONFIDENTIAL TREATMENT INTERNATIONAL STEEL
                                   GROUP INC HAS REQUESTED MARKED PORTIONS OF
                                   THIS DOCUMENT BE ACCORDED CONFIDENTIAL
                                   TREATMENT PURSUANT TO RULE 406 OF REGULATION
                                   C PROMULGATED UNDER THE SECURITIES ACT OF
                                   1933


                       PELLET SALE AND PURCHASE AGREEMENT

         THIS AGREEMENT, entered into, dated and effective as of April 10, 2002 ("Agreement"), by and among THE CLEVELAND-CLIFFS IRON COMPANY, an Ohio corporation ("Iron"), CLIFFS MINING COMPANY, a Delaware corporation ("Mining"), NORTHSHORE MINING COMPANY, a Delaware corporation ("Northshore"), NORTHSHORE SALES COMPANY, an Ohio corporation ("Sales"; Iron, Mining, Northshore and Sales being collectively referred to herein as "Cliffs"), INTERNATIONAL STEEL GROUP INC., a Delaware corporation ("ISG"), ISG CLEVELAND INC., a Delaware corporation, ("ISG Cleveland"), and ISG INDIANA HARBOR INC., a Delaware corporation ("ISG Indiana Harbor"; ISG, ISG Cleveland and ISG Indiana Harbor being collectively referred to herein as "Steel").

                                    RECITALS

         WHEREAS, Cliffs desires to sell to Steel and Steel desires to purchase from Cliffs certain quantities of grades of iron ore standard pellets as follows: (i) such grades of iron ore standard pellets being those produced at the Empire Iron Mining Partnership iron ore pellet plant ("Empire Pellets"), located in Palmer, Michigan ("Empire Mine"); (ii) such grades of iron ore standard pellets being those produced at the Northshore Mining Company iron ore pellet plant ("Northshore Pellets"), located in Silver Bay, Minnesota ("Northshore Mine"); (iii) such grades of iron ore standard pellets being those produced at the Hibbing Taconite Company Joint Venture iron ore pellet plant ("Hibbing Pellets"), located in Hibbing, Minnesota ("Hibbing Mine"); or (iv) such other pellet grades as may be mutually agreed to by the parties hereto (such Empire Pellets, Northshore Pellets, Hibbing Pellets, and other mutually agreed upon pellets collectively being referred to herein as "Cliffs Pellets"), all on the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Cliffs and Steel agree as follows:

SECTION 1. DEFINITIONS.

         The terms quoted in the above parentheses of the first introductory paragraph of this Agreement and the WHEREAS clause, other terms quoted throughout this Agreement, and the terms defined below in this Section 1 shall have the meanings assigned to them for purposes of

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this Agreement. Attached as Appendix I to this Agreement is a locator list of all defined terms used throughout the Agreement.

         (a) The words, "Steel's Annual Pellet Tonnage Requirements", as used herein, shall mean for any year a tonnage amount equal to Steel's total annual iron ore pellet tonnage requirements required for consumption in Steel's iron and steel making facilities in any year at ISG Cleveland, located in Cleveland, Ohio ("Cleveland Works") and at ISG Indiana Harbor, located in Indiana Harbor, Indiana ("Indiana Harbor Works").

         (b) The word "pellets", as used herein, shall mean iron-bearing products obtained by the pelletizing of iron ore or iron ore concentrates, suitable for making iron in blast furnaces.

         (c) The word "ton", as used herein, shall mean a gross ton of 2,240 pounds avoirdupois natural weight.

         (d) The words "net ton", as used herein, shall mean a ton of 2,000 pounds avoirdupois natural weight.

         (e) The word "year", as used herein, shall mean a calendar year commencing on January 1 and ending December 31.

         (f) The words "shuttle tons", as used herein, shall mean pellets which are destined for Cleveland Works deliveries, which are first unloaded from vessel onto a dock which is not a Steel dock or a dock designated by Steel pursuant to Section 8(a).

SECTION 2. SALE AND PURCHASE/TONNAGE.

         During each of the years 2002 through 2016, and each year thereafter as long as this Agreement remains in effect, Cliffs shall sell and deliver to Steel and Steel shall purchase and receive from Cliffs and pay for a tonnage of Cliffs Pellets which tonnage shall be equal to Steel's Annual Pellet Tonnage Requirements for each such year.

SECTION 3. QUALITY.

         (a) Cliffs Pellets when loaded for shipment will be consistent with the typical specifications and analysis limits set forth in Exhibit 1.

         (b) In the event the monthly average vessel analysis exceeds one standard deviation as set forth in Exhibit 1, Cliffs will take such actions as shall be necessary to achieve specification conformity. If specification conformity cannot be achieved, Steel and Cliffs shall negotiate in good faith to determine what actions or remedies, if any, are appropriate. If any two vessel shipments made during any calendar month have analysis that exceeds the analysis limits in the specifications set forth in Exhibit 1, Steel may refuse any subsequent vessel shipments during that calendar month, and Steel shall not be required to accept any subsequent shipments until Cliffs has taken action to remedy the non-conformity so that future shipments will be within the analysis limits. If more than two vessel shipments made during any calendar month have

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analysis that exceeds such limits, Cliffs and Steel shall negotiate an appropriate cost adjustment (if any) for the cargoes in excess of the first cargo that exceeded the analysis limits, based upon the additional costs (if any) to Steel associated with the quality specifications in the additional vessel shipments made during that calendar month that exceeded such analysis limits.

         (c) Shuttle tons from the Cleveland Bulk Terminal shall be sampled and analyzed for the - 1/4" size fraction as they are being loaded into a vessel for delivery to Steel's dock. Shuttle tons shall not have a significant increase in the - 1/4" size fraction versus the non-shuttle tons delivered to the Cleveland Works pursuant to Section 8(a). In the event that two shuttle tons vessel shipments during any month display an increase in the - 1/4" size fraction of [* * * *] or more versus non-shuttle delivered tons, Steel and Cliffs shall meet to determine the cause of the significant increase and the corrective action to reduce the significant increase. If a corrective action cannot be implemented to reduce the - 1/4" size fraction below the [* * * *] increase, then Steel and Cliffs shall meet to work out a good faith adjustment.

SECTION 4. NOTIFICATION AND NOMINATION.

         (a) With respect to the tonnage of Cliffs Pellets to be purchased by Steel for the year 2002, as provided in Section 2, on or before April 30 of the current year, Steel shall notify Cliffs in writing of Steel's preliminary tonnage of Steel's Annual Pellet Tonnage Requirements which Steel shall purchase from Cliffs. Such notification shall include: (i) Steel's Annual Operating Plan for the balance of the current year detailed by months, as such Annual Operating Plan relates to Steel's planned monthly consumption of all pellets for such year; (ii) the tonnage of Cliffs Pellets which Steel expects to purchase in the current year from Cliffs; and (iii) Steel's planned monthly pellet consumption for the first four months of the year 2003.

         (b) With respect to the tonnage of Cliffs Pellets to be purchased by Steel for each of the years 2003 through 2016, as provided in Section 2, on or before November 1 of each of the years prior to the years above, Steel shall notify Cliffs in writing of Steel's preliminary tonnage of Steel's Annual Pellet Tonnage Requirements which Steel shall purchase from Cliffs. Such notification shall include: (i) Steel's Annual Operating Plan for the following year detailed by months, as such Annual Operating Plan relates to Steel's planned monthly consumption of all pellets for such year ("Steel's AOP"); (ii) the tonnage of Cliffs Pellets which Steel expects to purchase in the following year from Cliffs; (iii) Steel's expected total pellet inventory as of December 31 for the then current year; (iv) Steel's planned total pellet inventory on December 31 for the following year; and (v) Steel's planned monthly pellet consumption for the first four months of the year which succeeds the following year.

         (c) With respect to the tonnage of Empire Pellets, Northshore Pellets and Hibbing Pellets which Cliffs will have available for sale to Steel in 2002, on or before May 31, 2002, and in each succeeding year on or before December 31 of each year prior to the years in Section 4(b) above, Cliffs shall notify Steel in writing as to the tonnage of Empire Pellets, Northshore Pellets and Hibbing Pellets Cliffs shall sell to Steel, which tonnage shall equal Steel's Annual Pellet Tonnage Requirements for such year.

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         (d)      With respect to Steel's Annual Pellet Tonnage Requirements as provided for in Sections 4(a) and 4(b) above, Steel shall notify Cliffs by the 15th day of each month for the year in determination: (i) Steel's actual consumption of all pellets for the previous month, and (ii) Steel's planned monthly consumption of all pellets for the balance of the year and the first four months of the following year. In the first month's notice of each such year, as provided for under this Section (d), Steel shall also advise Cliffs of Steel's actual total pellet inventory as of December 31 for the previous year.

         (e) If during the course of the year, Steel's Annual Pellet Tonnage Requirements decrease from Steel's preliminary nomination provided pursuant to Section 4(b) above, then the tonnage of Cliffs Pellets which Steel shall purchase from Cliffs shall be reduced by an amount equal to the shortfall of the actual pellet consumption versus the nominated pellet consumption. In addition, Steel's Annual Pellet Tonnage Requirements shall not be modified so as to change Steel's planned total pellet inventory at the end of the then current year unless such modification is agreed to by Cliffs.

         (f) If, during the course of the year, Steel's Annual Pellet Tonnage Requirements increase from Steel's preliminary nomination provided pursuant to Section 4(b) above, then Steel shall notify Cliffs in writing of any such increase in Steel's Annual Pellet Tonnage Requirements. Cliffs shall advise Steel in writing within fifteen (15) days of receipt of Steel's notice as to Cliffs' ability to supply all or any portion of such increased tonnage, which Cliffs shall sell and Steel shall purchase as provided for in Cliffs notice at the contract prices provided for in this Agreement. In the event Cliffs cannot supply any portion of such increased tonnage, Steel and Cliffs shall work together to attempt to procure such additional tonnage for Steel.

         (g) In each year after 2004, upon reasonable notification and by mutual agreement, Steel may, for trial purposes, substitute up to 5% of Steel's Annual Pellet Tonnage Requirements for Northshore Pellets and/or Empire Pellets with another grade of Cliffs' produced pellets ("Substitute Pellets"). In the event an additional cost is incurred by Cliffs in producing or delivering the Substitute Pellets, then an appropriate price adjustment shall be made to the contract price for the tonnage of Substitute Pellets.

SECTION 5. PRICE, ADJUSTMENTS AND [****].

         (a) The price for the Cliffs Pellets, either currently at or to be delivered to Steel's Cleveland Works or other dock area designated by Steel pursuant to Section 8(a), shall be as follows: (i) for the year 2002, the [* * * *] Northshore Pellets and Hibbing Pellets (which are currently located at Steel's Cleveland Works blast furnace ore yard) sold by Cliffs and purchased by Steel shall be [* * * *] per ton; (ii) the price for the [* * * *] Northshore Pellets and Hibbing Pellets (which are currently located at the Lorain Pellet Terminal, Lorain, Ohio) sold by Cliffs and purchased by Steel shall be [* * * *] per ton; and (iii) except for the price [* * * *] as provided for the specific Cliffs Pellets as described in Sections 5(a)(i) and 5(a)(ii) above, all other Cliffs Pellets sold by Cliffs and purchased by Steel in the year 2002 shall have a final year 2002 price of [* * * *] per iron unit (which at the expected natural iron content of [* * * *] for Northshore pellets equals [* * * *] per ton).

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         (b)      The price for the Cliffs Pellets, either currently at or to be delivered to Steel's Indiana Harbor Works shall be as follows: (i) for the year 2002, the [* * * *] Empire Pellets (which are currently located at Steel's Indiana Harbor Works blast furnace ore yard) sold by Cliffs and purchased by Steel shall be [* * * *] per ton; and (ii) except for the price [* * * *] for the specific Cliffs Pellets described in Section 5(b)(i) above, all other Cliffs Pellets sold by Cliffs and purchased by Steel in the year 2002, shall have a final year 2002 price of [* * * *] per iron unit (which at the expected natural iron content of [* * * *] for Empire pellets equals [* * * *] per ton).

         (c) The prices for the specific grades of Cliffs Pellets sold and purchased in each of the years 2003 and thereafter for the Cleveland Works or other dock area designated by Steel pursuant to Section 8(a), and the Indiana Harbor Works shall be based on the 2002 base prices per iron unit as described in Section 5(a) (iii) and 5(b)(ii) above ("2002 base prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works"), which 2002 base prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works shall then be adjusted, up or down, in the year 2003 and each year thereafter by an amount as determined in accordance with Section 5(d) below.

         (d) In order to determine the adjusted prices to be paid each year for the Cliffs Pellets, as provided for under Section 5(c), the 2002 base prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works and each of the following respective year's then adjusted prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works shall be further adjusted, up or down, each year for the year in determination as follows:

                  (1) Divide (x) the numerator, which is the amount by which the [* * * *] for the calendar year in determination changes (up or down) from the immediately preceding calendar year's [* * * *]; by
                           (y) the denominator, which is the immediately preceding calendar year's [* * * *], and multiply the result obtained by [* * * *]; and

                  (2) Multiply the results determined in (1) above by the preceding year's adjusted prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works which will then equal the current year's price adjustment per iron unit for each of the Cleveland Works and the Indiana Harbor Works; and

                  (3) Add the result determined in (2) above to the preceding year's adjusted price per iron unit for each of the Cleveland Works and the Indiana Harbor Works, which then will equal the current year's adjusted prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works.

         Those adjusted prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works shall then become the contract's year final price for the Cliffs Pellets delivered to the Cleveland Works and the Indiana Harbor Works for the year in determination, and shall be the starting base for determining the following year's adjusted prices per iron unit for the Cleveland Works and the Indiana Harbor Works.

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         (e)      The price for all tons sold by Cliffs to Steel shall be based on actual natural iron content shipped. Notwithstanding the previous sentence, payments for the years 2002 through 2004, as described in Section 6(a), shall be based on actual natural iron content consumed by Steel.

         (f) Attached as Exhibit 2 is an example of the adjustment formula applying the provisions of Sections 5(c) and 5(d).

         (g) (i) Beginning in 2003, an [* * * *] shall be made in each year, wherein Cliffs shall pay Steel or Steel shall pay Cliffs, as the case may be, if [* * * *] average annual [* * * *] for actual [* * * *] in any contract year is [* * * *] or [* * * *]. The amount of the [* * * *] shall be determined as follows:

                  (1)      In any contract year in which [* * * *] average
                           [* * * *] for actual [* * * *] is [* * * *], Cliffs
                           shall pay Steel an amount equal to: (w) the amount [* * * *], (x) multiplied by [* * * *], (y)
                           multiplied by the contract year's average weighted pellet price per ton for the Cliffs Pellets consumed by Steel, (z) multiplied by the total tons of Cliffs Pellets which Steel consumed in the contract year.

                  (2)      In any contract year in which [* * * *] average
                           [* * * *] for actual [* * * *] is [* * * *], Steel
                           shall pay Cliffs an amount equal to: (w) the amount [* * * *] (x) multiplied by [* * * *], (y) multiplied by the contract year's average weighted pellet price per ton for the Cliffs Pellets consumed by Steel, (z) multiplied by the total tons of Cliffs Pellets which Steel consumed in the contract year.

                  (3) For the purpose of estimating the [* * * *], a [* * * *] payment calculation shall be made by [* * * *] following the end of each quarter, using the formula provided for in Sections 5(g)(i)(1) and 5(g)(i)(2) above for each quarter. This calculation (and payment, if any) shall be based on [* * * *] average [* * * *] for actual [* * * *] for the quarter and the pellet tonnage consumed by Steel in that quarter. Within 30 days following each quarter [* * * *] shall notify [* * * *] in writing of the amount (if any) payable by Cliffs to Steel or Steel to Cliffs, and a quarterly payment, if any, shall be made by Cliffs to Steel or Steel to Cliffs, as the case may be, within 45 days after the end of each quarter.

                  (4) The final [* * * *] calculation shall be made after the end of the year in accordance with Sections 5(g)(i)(1) and 5(g)(i)(2) above which will reflect
                           [* * * *] actual average annual [* * * *] for actual [* * * *] for the full calendar year, and an adjustment will be made to reflect any difference between the actual year's [* * * *] and the quarterly estimated payments that were made during the year. Payment due, from either party, as a result of the actual annual calculation shall be made by February 15 of the year following the contract year.

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                  (5)      Attached as Exhibits 3 and 4 are examples of the
                           calculations applying the provisions of Sections 5(g)(i) and 5(g)(ii).

                  (ii) In the event that in any year [* * * *] annual total
                  [* * * *] are less than [* * * *] of [* * * *] total annual [* * * *], then Cliffs and Steel agree to substitute another [* * * *] for the [* * * *] which substituted [* * * *] comprises an amount in excess of [* * * *] of [* * * *] total annual [* * * *] in order to determine the [* * * *]. The
                  [* * * *] and [* * * *] which are used for the [* * * *], as provided for in Section 5(g)(i) above, shall be adjusted as follows: (i) the actual average [* * * *] of [* * * *] substituted [* * * *] from the previous year, less (ii) the [* * * *] from the previous year, (iii) with the difference between (i) and (ii) above being added to both the [* * * *] and the [* * * *] to determine the revised [* * * *] for the substituted [* * * *] in order to determine the [* * * *].

SECTION 6. PAYMENTS AND ADJUSTMENTS.

         (a) For the years 2002 through 2004 and for all tonnage delivered through March 31, 2005, Steel shall pay Cliffs [* * * *], via wire transfer, an amount to be equal to the result of: (i) Steel's planned pellet consumption for the [* * * *] period beginning with the [* * * *], less (ii) the pellets which Steel has in its inventory on [* * * *] for both the Cleveland Works and the Indiana Harbor Works, (iii) with the difference between (i) and (ii) above being multiplied by the appropriate estimated price per ton. The appropriate estimated price per ton shall be calculated by multiplying the contract year's estimated price per iron unit with Steel's estimated iron content of the Cliffs Pellets being consumed during the following [* * * *] period.

         (b) Beginning with vessel deliveries on April 1, 2005, Cliffs shall invoice Steel for an amount based on the estimated prices per ton for the contract year for [* * * *] pellet shipment deliveries [* * * *] to Steel's Cleveland Works and Indiana Harbor Works with payment to be made by Steel to Cliffs via wire transfer on the [* * * *] following the [* * * *] pellet deliveries.

         (c) Following each contract year, final adjustments and payments shall be determined as follows:

                  (1) The adjustment for the actual average natural iron content of Cliffs Pellets shall be determined by Cliffs and verified in detail in writing to Steel by an officer of Cliffs, such verification due no later than January 31 of the year following a contract year, and the payment from Cliffs to Steel or Steel to Cliffs, as the case may be, shall be made by February 15 of that year;

                  (2) The final [* * * *] shall be determined by [* * * *] and verified in detail in writing to [* * * *] by an officer of [* * * *], such verification due no later than January 31 of the year following a contract year, and payment from Cliffs to Steel or Steel to Cliffs, as the case may be, shall be made by February 15 of that year; and

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                  (3)      The adjustment to the contract year's price
                           identified pursuant to Section 5(d) shall be made by [* * * *] by March 15 of the following year (using the most recent final estimate of the [* * * *] which shall be verified in writing by an officer of [* * * *]. Cliffs shall issue an invoice or credit memo, as the case may be, to Steel, and payment from Cliffs to Steel or Steel to Cliffs, as the case may be, shall be made by April 15 of that year.

         (d) During each of the years 2002 through 2005, Cliffs shall have the right to conduct a minimum of two pellet stockpile surveys each year at each of the Cleveland Works and Indiana Harbor Works to verify (i) the tonnage of [*
* * *] which Steel has [* * * *] and (ii) the tonnage of [* * * *] currently [*
* * *] in stockpile at the Cleveland Works and the Indiana Harbor Works. In the event that the pellet stockpile survey results vary by more than [* * * *] (above or below) from [* * * *] (after taking into account actual iron units shipped versus actual iron units consumed), then Cliffs shall issue an invoice or credit memo, as the case may be, to Steel, for the amount of the difference in the stockpile survey results that vary by more than [* * * *] above or below [* * * *], and payment from Cliffs to Steel or Steel to Cliffs, as the case may be, shall be made within 30 days following the pellet stockpile survey. If the pellet stockpile survey results vary by [* * * *] or more (above or below) from [* * * *] (after taking into account actual iron units shipped versus actual iron units consumed), then Cliffs and Steel shall have an independent third party conduct another pellet stockpile survey. The results of the independent third party survey shall be final and Cliffs shall issue an invoice or credit memo, as the case may be, to Steel, and payment from Cliffs to Steel or Steel to Cliffs, as the case may be, shall be made within 30 days following the independent third party's pellet stockpile survey.

         (e) At their own expense, Cliffs and/or Steel shall have an annual right to have the information and calculations relating to the contract price, [* * * *], and adjustments verified by an independent third party auditor. In the event Steel shall fail to make payment when due of all amounts, Cliffs, in addition to all other remedies available to Cliffs in law or in equity, shall have the right, but not the obligation, to withhold further performance by Cliffs under this Agreement until all claims Cliffs may have against Steel under this Agreement are fully satisfied.

         (f)      All payments shall be made in U.S. dollars.

SECTION 7. SAMPLING AND ANALYSES.

         All pellet sampling procedures and analytical tests conducted on Cliffs Pellets sold to Steel to demonstrate compliance with typical specifications and analysis limits shall be performed on each pellet vessel shipment. Test methods to be used shall be the appropriate ASTM or ISO standard methods published at the time of testing or the customary procedures and practices, or any other procedures and practices that may be mutually agreed to by Cliffs and Steel. Steel may, at any time and from time to time through one or more authorized representatives, and with prior notice to Cliffs be present during production, loading, or to observe sampling and analysis of pellets being processed for shipment to Steel.

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SECTION 8. DELIVERY, STORAGE AND TRANSFER OF OWNERSHIP.

         (a) Cliffs shall deliver to Steel the annual tonnage of Cliffs Pellets for the Cleveland Works to the Cleveland Work's blast furnace ore yard or other vessel dock in the Cleveland, Ohio area that Steel designates. Steel shall make dock storage space available so that Cliffs can deliver and have in inventory in [* * * *] name up to [* * * *] tons of pellets at any time and Steel will work to make more dock storage space available if practicable.

         (b) Cliffs shall deliver to Steel the annual tonnage of Cliffs Pellets for the Indiana Harbor Works to the Indiana Harbor Works' blast furnace ore yard and Steel shall make dock storage space available so that Cliffs can deliver and have in inventory in [* * * *] up to [* * * *] tons of pellets at any time.

         (c) Title, and all risk of loss, damage or destruction of Cliffs Pellets shall transfer to Steel upon [* * * *] or upon [* * * *], as the case may be.

SECTION 9. SHIPMENTS.

Shipments of Cliffs Pellets shall be in approximately equal amounts over the nine month period of April through December each year during the term of this Agreement to ensure an adequate amount of inventory to allow a working pellet pile at Steel's blast furnace ore docks. Cliffs shall work to annually direct ship a minimum of [* * * *] of Steel's pellet requirements for Steel's Cleveland Works.

SECTION 10. WEIGHTS.

         (a) Except as set forth in Section 10(b) below, vessel bill of lading weight determined by certified railroad scale weights, certified belt scale weights, or certified bin scale weights in accordance with the procedures in effect from time to time at each of the loading ports shall be accepted by the parties as finally determining the amount of Cliffs Pellets delivered to Steel pursuant to this Agreement.

         (b) Steel shall have the right to have a draft survey performed on vessels by an independent third party contractor at the loading port (where the pellets are first loaded into a vessel for shipment) at Steel's expense and Steel shall afford Cliffs an opportunity to have a representative present by providing Cliffs a minimum of two days' notice prior to having any draft survey performed. If the vessel bill of lading weight is more than [* * * *] higher or more than [* * * *] lower than the draft survey weight, then the draft survey weight shall be the weight used in calculating the value of the cargo. In the event that the variance is greater than [* * * *], Cliffs and Steel will investigate and remedy the cause of the variance.

SECTION 11. EMPLOYMENT OF VESSELS.

         Cliffs assumes the obligation for arranging and providing appropriate vessels for the transportation of the Cliffs Pellets delivered by Cliffs to Steel hereunder. Steel shall arrange for

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suitable pellet unloading facilities at the Cleveland Works and Indiana Harbor
Works blast furnace ore yards ports.

SECTION 12. WARRANTIES.

         THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WHICH EXTEND BEYOND THE PROVISIONS OF THIS AGREEMENT, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR INTENDED PURPOSE. All notices for substantial variance in specifications of the Cliffs Pellets from the specifications and analysis limits described in Exhibit 1 shall be given in writing delivered to Cliffs within sixty (60) calendar days after completion of discharge of the Cliffs Pellets at the Cleveland Works or Indiana Harbor Works blast furnace ore yards, or any claim arising from any substantial variance shall be deemed waived by Steel. Each party shall afford the other party prompt and reasonable opportunity to inspect the Cliffs Pellets as to which any notice is given as above stated. No claim will be entertained after the Cliffs Pellets have been consumed. The Cliffs Pellets shall not be returned to Cliffs without prior written consent of Cliffs. In no event shall Cliffs be liable for Steel's cost of processing, lost profits, injury to good will or any other special or consequential damages.

SECTION 13. FORCE MAJEURE.

         No party hereto shall be liable for damages resulting from failure to produce, deliver or accept all or any of the Cliffs Pellets as described herein, if and to the extent that such production, delivery or acceptance would be contrary to or would constitute a violation of any regulation, order or requirement of a recognized governmental body or agency, or if such failure is caused by or results directly or indirectly from acts of God, war, insurrections, interference by foreign powers, strikes, labor disputes, fires, floods, embargoes, accidents, acts of terrorism, or uncontrollable delays at the mines or either steel plant, on the railroads, docks or in transit, shortage of transportation facilities, disasters of navigation, or other causes, similar or dissimilar, that are beyond the control of the party charged with a failure to deliver or to accept the Cliffs Pellets. A party claiming a force majeure shall give the other party prompt notice of the force majeure, including the particulars thereof and, insofar as known, the probable extent and duration of the force majeure. To the extent a force majeure is claimed hereunder by a party hereto, such shall relieve the other party from fulfilling its corresponding agreement hereunder to the party claiming such force majeure, but only for the period affected by and to the extent of the claimed force majeure, unless otherwise mutually agreed to by the parties. The party that is subject to a force majeure shall use commercially reasonable efforts to cure or remove the force majeure event as promptly as possible to resume performance of its obligations under this Agreement.

SECTION 14. NOTICES.

         All notices, consents, reports and other documents authorized and required to be given pursuant to this Agreement shall be given in writing and either personally served on an officer of the parties hereto to whom it is given or mailed, postage prepaid, or sent by telegram or facsimile addressed as follows:

         If to Cliffs:
                  1100 Superior Avenue - 15th Floor
                  Cleveland, Ohio  44114-2589
                  Attention:        Secretary
                  cc:  Vice President-Sales
                  Facsimile:  (216) 694-5385

         If to Steel:
                  3100 East 45th Street
                  Cleveland, Ohio  44127
                  Attention:        Vice President, Finance
                                    and Administration
                  Facsimile:  (216) 429-6003

provided, however, that any party may change the address to which notices or other communications to it shall be sent by giving to the other party written notice of such change, in which case notices and other communications to the party giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice.

SECTION 15. TERM.

         (a) The term of this Agreement shall commence as of April 10, 2002 and continue through December 31, 2016. Unless either party has given written notice of termination to the other party by December 31, 2014 (two years prior to termination), this Agreement shall continue on an annual basis after December 31, 2016 (original termination year) subject to subsequent termination by either party upon not less than two years' prior written notification to the other party, in which case the Agreement shall terminate at the end of the second succeeding year.

         (b) This Agreement shall remain valid and fully enforceable for the fulfillment of obligations incurred prior to termination.

SECTION 16. AMENDMENT.

         This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

SECTION 17. MERGER, TRANSFER AND ASSIGNMENT.

         (a) Steel shall not merge, consolidate or reorganize with any person, partnership, corporation or other entity unless the surviving or resulting person, partnership, corporation or other entity assumes in writing all of Steel's obligations under this Agreement. Any obligations required to be assumed by a surviving or resulting person, partnership, corporation or entity in accordance with this Section 17(a) shall be limited to the Steel obligations under this Agreement, and this Section 17(a) is not intended (i) to impose and shall not be deemed to impose upon any such surviving or resulting person, partnership, corporation or entity, including Steel, any obligation with respect to any pellet requirements it may have for any facility or facilities it owns or operates other than the Cleveland Works and the Indiana Harbor Works, nor (ii) to allow the surviving or resulting person, partnership, corporation or other entity to substitute any other pellet tonnage available from any other pellet purchase or pellet equity commitment of such surviving or resulting person, partnership, corporation or other entity in order to satisfy the assumed obligations under this Agreement for the Cleveland Works and Indiana Harbor Works.

         (b) Steel shall not sell or transfer all or any of the blast furnace operations at (i) the Cleveland Works, (ii) the Indiana Harbor Works, or
(iii) both the Cleveland Works and the Indiana Harbor Works to any other person, partnership, corporation, joint venture or other entity ("Transferee") unless the Transferee assumes in writing all of Steel's obligations under this Agreement, as such obligations relate to the Cleveland Works and/or the Indiana Harbor Works being sold or transferred. Any obligations required to be assumed by a Transferee in accordance with this Section 17(b) shall be limited to the Steel obligations under this Agreement relating to the particular facility or facilities sold or transferred. This Section 17(b) is not intended (i) to impose and shall not be deemed to impose upon any such Transferee any obligation with respect to any pellet requirements such Transferee may have for any facility or facilities such Transferee owns or operates other than the Cleveland Works and/or the Indiana Harbor Works, nor (ii) to allow such Transferee to substitute any other pellet tonnage available from any other pellet purchase or pellet equity commitment of such Transferee in order to satisfy the assumed obligations under this Agreement.

         (c) Steel shall not assign its rights or delegate its obligations under this Agreement except as provided in Section 17(a) or 17(b).

         (d) Cliffs shall not merge, consolidate or reorganize with any person, partnership, corporation or other entity unless the surviving or resulting person, partnership, corporation or other entity assumes in writing all of Cliffs' obligations under this Agreement. Cliffs shall not sell or transfer all or substantially all of its iron ore business to any other person, partnership, corporation, joint venture or other entity ("Cliffs Transferee") unless the Cliffs Transferee assumes in writing all of Cliffs' obligations under this Agreement.

         (e) Cliffs shall not assign its rights or delegate its obligations under this Agreement except as provided in Section 17(d).

         (f) All the covenants, stipulations and agreements herein contained shall inure to the benefit of and bind the parties hereto and their respective successors, transferees and permitted assigns, and any of the latter's subsequent successors, transferees and permitted assigns.

SECTION 18. WAIVER.

         No waiver of any of the terms of this Agreement shall be valid unless in writing. No waiver or any breach of any provision hereof or default under any provisions hereof shall be deemed a waiver of any subsequent breach or default of any kind whatsoever.

SECTION 19. CONFIDENTIALITY.

         (a) Cliffs and Steel acknowledge that this Agreement contains certain pricing, adjustment and term provisions which are confidential, proprietary or of a sensitive commercial nature and which would put Cliffs or Steel at a competitive disadvantage if disclosed to the public, including without limitation, Sections 3(b) and (c), Section 5, Section 6 and all of the Schedules and Exhibits hereto ("Confidential Information"). Cliffs and Steel agree that all provisions of this Agreement shall be kept confidential and, without the prior written consent of the other party, shall not be disclosed to any party not a party to this Agreement except as required by law or governmental or judicial order and except that disclosure of the existence of this Agreement shall not be precluded by this Section 19.

         (b) If either party is required by law or governmental or judicial order or receives legal process or court or agency directive requesting or requiring disclosure of any of the Confidential Information contained in this Agreement, such party will promptly notify the other party prior to disclosure to permit such party to seek a protective order or take other appropriate action to preserve the confidentiality of such Confidential Information. If either party determines to file this Agreement with the Securities and Exchange Commission ("Commission") or any other federal, state or local governmental or regulatory authority, or with any stock exchange or similar body, such determining party will use its best efforts to obtain confidential treatment of such Confidential Information pursuant to any applicable rule, regulation or procedure of the Commission and any applicable rule, regulation or procedure relating to confidential filings made with any such other authority or exchange. If the Commission (or any such other authority or exchange) denies such party's request for confidential treatment of such Confidential Information, such party will use its best efforts to obtain confidential treatment of the portions thereof that the other party designates. Each party will allow the other party to participate in seeking to obtain such confidential treatment for Confidential Information.

SECTION 20. GOVERNING LAW.

         This Agreement shall in all respects, including matters of construction, validity and performance, be governed by and be construed in accordance with the laws of the State of Ohio.

SECTION 21. REPRESENTATIONS AND WARRANTIES.

         (a) Steel represents and warrants to Cliffs that (i) the execution and delivery of this Agreement by Steel and the performance of its obligations hereunder have been duly authorized by all requisite corporate action, (ii) neither the execution and delivery of this Agreement, nor the performance of its obligations hereunder by Steel shall, or after the lapse of time or giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the certificate of incorporation or bylaws of Steel or any law, statute, rule or regulation applicable to it, or conflict with, violate or result in a breach of or constitute a default under the material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which Steel is a party or by which it is bound, or require any approval, consent, authorization or other action by any court, governmental authority or regulatory body or any creditor of Steel or any other person or entity, and (iii) this Agreement constitutes a valid and binding obligation of Steel and is enforceable against Steel in accordance with its terms.

         (b) Cliffs represents and warrants to Steel that: (i) the execution and delivery of this Agreement by Cliffs and the performance of its obligations hereunder have been duly authorized by all requisite corporate actions, (ii) neither the execution and delivery of this Agreement nor the performance of its obligations hereunder by Cliffs shall, or after the lapse of time or giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the certificate of incorporation or bylaws of Cliffs or any law, statute, rule or regulation applicable to it, or conflict with, violate or result in the breach of or constitute a default under any material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which Cliffs is a party or by which it is bound, or require any approval, consent, authorization or other action by any court, governmental authority or regulatory body or any creditor of Cliffs or any other person or entity, and (iii) this Agreement constitutes a valid and binding obligation of Cliffs and is enforceable against Cliffs in accordance with its terms.

SECTION 22. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of April 10th, 2002.

THE CLEVELAND-CLIFFS IRON COMPANY   INTERNATIONAL STEEL GROUP INC

/s/ Donald J. Gallagher             /s/ Rodney Mott
---------------------------         --------------------------------------------
Vice President                      Vice President

CLIFFS MINING COMPANY               ISG CLEVELAND INC.

/s/ Donald J. Gallagher             /s/ Rodney Mott
---------------------------         --------------------------------------------
Vice President                      Vice President

NORTHSHORE MINING COMPANY           ISG INDIANA HARBOR INC

/s/ Donald J. Gallagher             /s/ Rodney Mott
---------------------------         --------------------------------------------
Vice President                      Vice President

NORTHSHORE SALES COMPANY

/s/ Donald J. Gallagher
---------------------------
Vice President

                               CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                     COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                                   APPENDIX 1

                                                                                                                   PAGE
2002 base prices per iron unit for each of the Cleveland Works and the Indiana Harbor Works....................     5
Agreement......................................................................................................     1
Cleveland Works................................................................................................     2
Cliffs.........................................................................................................     1
Cliffs Pellets.................................................................................................     1
Cliffs Transferee..............................................................................................    12
Commission.....................................................................................................    13
Confidential Information.......................................................................................    13
Empire Mine....................................................................................................     1
Empire Pellets.................................................................................................     1
Hibbing Mine...................................................................................................     1
Hibbing Pellets................................................................................................     1
Indiana Harbor Works...........................................................................................     2
Iron...........................................................................................................     1
ISG............................................................................................................     1
ISG Cleveland..................................................................................................     1
ISG Indiana Harbor.............................................................................................     1
Mining.........................................................................................................     1
net ton........................................................................................................     2
Northshore.....................................................................................................     1
Northshore Pellets.............................................................................................     1
pellets........................................................................................................     2
[* * * *]......................................................................................................     3
Sales..........................................................................................................     1
shuttle tons...................................................................................................     2
[* * * *]......................................................................................................     6
Steel..........................................................................................................     1
Steel's Annual Pellet Tonnage Requirements.....................................................................     2
Steel's AOP....................................................................................................     3
Substitute Pellets.............................................................................................     4
ton............................................................................................................     2
Transferee.....................................................................................................    12
year...........................................................................................................     2

                               CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                     COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                                    EXHIBIT 1

             CLEVELAND-CLIFFS STANDARD ACID PELLET TYPICAL ANALYSIS
                        AS LOADED TO VESSEL FOR SHIPMENT

                                                           EMPIRE MINE                             NORTHSHORE MINE
                                          Report                              [* * * *]
                                         Frequency     Typical    [* * * *]   [* * * *]    Typical    [* * * *]   [* * * *]
MOISTURE                                     V        [* * * *]                           [* * * *]
A.       DRY CHEMICAL ANALYSIS
         Total Iron                          V        [* * * *]                           [* * * *]
         SiO2                                V        [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]
         AI2O3                               V        [* * * *]                           [* * * *]
         CaO                                 V        [* * * *]                           [* * * *]
         MgO                                 V        [* * * *]                           [* * * *]
         Mn                                  V        [* * * *]                           [* * * *]
         Phos                                V        [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]
         S                                  SA        [* * * *]                           [* * * *]
         TiO2                               SA        [* * * *]                           [* * * *]
         Na2O                                V        [* * * *]                           [* * * *]
         K2O                                 V        [* * * *]                           [* * * *]

B.       SIZING, WT. %
         % + 1/2"                            V        [* * * *]                           [* * * *]
         % - 1/2" x + 3/8"                   V        [* * * *]                           [* * * *]
         % - 3/8" x + 1/4"                   V        [* * * *]                           [* * * *]
         % - 1/4"                            V        [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]
         % - 28 mesh

C.       TUMBLE TEST
         % + 1/4" before tumble              V        [* * * *]                           [* * * *]
         % + 1/4" after tumble               V        [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]   [* * * *]
         Q Index                             V        [* * * *]                           [* * * *]
         Tumble Index - 28 mesh              V        [* * * *]                           [* * * *]

D.       COMPRESSION TEST (1)
         Minus 1/2" by plus 7/16"
         Minus 1/2" by plus 3/8"            SA        [* * * *]                           V[* * * *]
         % -300 lbs.                                                                      V[* * * *]

                               CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                     COMMISSION. ASTERISKS DENOTE SUCH OMISSION.


                                                                  HIBBING TACONITE
                                                                                              [Analysis
                                                                     Typical     [* * * *]     Limits]
MOISTURE                                                            [* * * *]
A.       DRY CHEMICAL ANALYSIS
         Total Iron                                                 [* * * *]
         SiO2                                                       [* * * *]    [* * * *]    [* * * *]
         AI2O3                                                      [* * * *]
         CaO                                                        [* * * *]
         MgO                                                        [* * * *]
         Mn                                                         [* * * *]
         Phos                                                  SA   [* * * *]
         S                                                          [* * * *]
         TiO2                                                       [* * * *]
         Na2O                                                       [* * * *]
         K2O                                                        [* * * *]

B.       SIZING, WT. %
         % + 1/2"                                                   [* * * *]
         % - 1/2" x + 3/8"                                          [* * * *]
         % - 3/8" x + 1/4"                                          [* * * *]
         % - 1/4"                                                   [* * * *]    [* * * *]    [* * * *]
         % - 28 mesh

C.       TUMBLE TEST
         % + 1/4" before tumble                                     [* * * *]
         % + 1/4" after tumble                     [* * * *]        [* * * *]    [* * * *]     Q Index       [* * * *]    Tumble
         Index - 28 mesh [* * * *]

D.       COMPRESSION TEST (1)
         Minus 1/2" by plus 7/16"                              V    [* * * *]
         Minus 1/2" by plus 3/8"
         % -300 lbs.                                           V    [* * * *]

TYPICAL ANALYSIS          -       2002 EXPECTED AVERAGE CARGO ANALYSIS
[* * * *]                 -       [* * * *]
[* * * *]                 -       [* * * *]
LETTER "V" DENOTES        -       ANALYSIS TO BE PROVIDED ON EACH VESSEL SHIPMENT OF PELLETS
LETTER "SA" DENOTES       -       ANALYSIS TO BE DONE ON A COMPOSITE SAMPLE OF SEMI-ANNUAL
                                  VESSEL SHIPMENTS

                              CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                                    EXHIBIT 2

                            PRICE ADJUSTMENT FORMULA

                     EMPIRE, HIBBING, AND NORTHSHORE PELLETS

                           FOR YEARS 2003 THROUGH 2016

CURRENT YEAR'S PRICE ADJUSTMENT CALCULATION
    1.       SECTION 5(d)

    [* * * *]                                       X   [* * * *] =   A

                               [* * * *]

             A    X    Preceding Year's Adjusted    =   Current Year's Price
                       Price Per Iron Unit              Adjustment Per Iron Unit

CURRENT YEAR'S ADJUSTED PRICE PER IRON UNIT

Current Year's Price     +  Preceding Year's        =  Current Year's Adjusted
Adjustment Per Iron Unit    Adjusted Price Per Iron    Price Per Iron Unit
                            Unit

CURRENT YEAR'S ESTIMATED PELLET PRICE PER TON

Current Year's Adjusted  X   Current Year's Expected  = Current Year's Estimated
Price Per Iron Unit          Natural Iron Content       Pellet Price Per Ton

                              CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                                    EXHIBIT 3

                                [* * * *] FORMULA

                     EMPIRE, HIBBING, AND NORTHSHORE PELLETS

                           FOR YEARS 2003 THROUGH 2016

           EXAMPLE 1   EXAMPLE 2    EXAMPLE 3   EXAMPLE 4   EXAMPLE 5   EXAMPLE 6
[* * * *]  [* * * *]   [* * * *]    [* * * *]   [* * * *]   [* * * *]   [* * * *]

                               CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                     COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                                    EXHIBIT 4

                          SUBSTITUTE [* * * *] EXAMPLE
                                    [* * * *]
                           FOR YEARS 2002 THROUGH 2016

Contract [* * * *]

Contract [* * * *]

In The Event That [* * * *] Annual Total [* * * *] Are Less Than [* * * *], Then Steel And Cliffs Agree To Substitute Another [* * * *]

- Substitute [* * * *]

DETERMINE SUBSTITUTE [* * * *]

         (1) Current Year's Actual Average [* * * *] of Substituted [* * * *] - Prior Year's [* * * *] = A

         (2)      A + [* * * *] = [* * * *]

         (3)      A + [* * * *] = [* * * *]

RESULTS FROM (2) AND (3) ABOVE DETERMINE SUBSTITUTE[* * * *]